United States Securities and Exchange Commission
Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ATLAS AMERICA PUBLIC #15-2006 (B) L.P.
(Exact name of registrant as specified in its charter)

Delaware	20-3208390
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No)

311 Rouser Rd.
Moon Township, PA	15108
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A (d), check the following box ☑

Securities Act registration statement file number to which this from relates (if applicable): 333-127355

Securities to be registered pursuant to Section 12(g) of the Act:

Investor General Partner Units

(Title of Class)

Converted Limited Partner Units

(Title of Class)

Limited Partner Units

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the Investor General Partner Units, the Converted Limited Partner Units and the Limited Partner Units (the “Units”) in Atlas America Public #15-2006(B) L.P., a Delaware limited partnership (the “Partnership”). A description of the Units is set forth in the Partnership’s prospectus and the Partnership’s Amended and Restated Certificate and Agreement of Limited Partnership (the “Partnership Agreement”), attached as Exhibit (A) to the prospectus, which are hereby incorporated herein by reference to the prospectus and the Partnership Agreement included in the Partnership’s 424B3 Final Prospectus dated April 17, 2006 and filed with the Securities and Exchange Commission on April 17, 2006 relating to the Partnership’s Registration Statement on Form S-1 (SEC File No. 333-127355).

Item 2: Exhibits

4.2	Amended and Restated Certificate and Agreement of Limited Partnership for
Atlas America Public #15-2006 (B) L.P.
10.1	Drilling and Operating Agreement with Certain Exhibits

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Atlas America Public #15-2006 (B) L.P.
By: Atlas Resources, LLC, Managing General Partner

By: /s/ Nancy J. McGurk August 8, 2006
Nancy J. McGurk
Senior Vice President,
Chief Accounting Officer,
Chief Financial Officer

Exhibit Index

4.2	Amended and Restated Certificate and Agreement of Limited Partnership for
Atlas America Public #15-2006 (B) L.P.
10.1	Drilling and Operating Agreement with Certain Exhibits